UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 28, 2011

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lancaster Avenue
Devon, Pennsylvania	19333
(Address of principal executive offices)	(Zip Code)

(610) 254-0700

(Company’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

LECG Corporation and certain of its direct and indirect subsidiaries (collectively, the “LECG Entities”) are parties to a Credit Agreement dated as of May 15, 2007, as amended (the “Credit Agreement”), with the Bank of Montreal (the “Administrative Agent”) and the syndicate bank members under the Credit Agreement (collectively, the “Lenders”).  On February 28, 2011, the parties to the Credit Agreement entered into the Tenth Amendment and Limited Duration Waiver to the Credit Agreement.

Under the Tenth Amendment:

•                  The Administrative Agent and the Lenders, for a limited period and subject to certain conditions, waived the LECG Entities’ failure to be in compliance with certain representations and warranties and financial and non-financial covenants under the facility.

•                  The LECG Entities have agreed to continue to pursue the sale of that portion of their assets and business lines as will raise the funds needed to repay the LECG Entities’ obligations to the Lenders by the end of March 2011.

•                  The LECG Entities must operate their business in accordance with an agreed upon cash budget through the end of March 2011.

•                  The proceeds of any sale transaction, which are subject to prior approval of the Lenders, must be deposited into a cash collateral account.  The Lenders have agreed to allow the LECG Entities to use a portion of the net proceeds from the initial business unit sale provided the LECG Entities are in compliance with the terms of the Tenth Amendment.

•                  The LECG Entities are required to pay the Lenders and the Administrative Agent a fee of $1,000,000 as consideration for the limited duration waiver.  The fee is reduced to $500,000 if, among other things, the obligations of the LECG Entities under the Credit Agreement are repaid by the end of March 2011.

The Tenth Amendment is filed as Exhibit 99.1 to this current report.

Item 9.01               Financial Statements and Exhibits.

99.1

Tenth Amendment and Limited Duration Waiver to Credit Agreement entered into as of February 28, 2011 among Smart Business Advisory and Consulting, LLC, LECG, LLC, the Guarantors under the Credit Agreement, and the Lenders under the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

Dated: March 4, 2011	By:	/s/ Warren D. Barratt
Warren D. Barratt
Chief Financial Officer

INDEX

99.1

Tenth Amendment and Limited Duration Waiver to Credit Agreement entered into as of February 28, 2011 among Smart Business Advisory and Consulting, LLC, LECG, LLC, the Guarantors under the Credit Agreement, and the Lenders under the Credit Agreement.